   As filed with the Securities and Exchange Commission on October 10, 1995
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  10549
                            -----------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       UNITED STATES FILTER CORPORATION
            (Exact name of registrant as specified in its charter)
          Delaware                                           33-0266015
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)
                           73-710 Fred Waring Drive
                         Palm Desert, California 92260
                   (Address of principal executive offices)

                        1991 Employee Stock Option Plan
                           (Full title of the plan)

                           Damian C. Georgino, Esq.
                  Vice President, General Counsel & Secretary
                       United States Filter Corporation
                           73-710 Fred Waring Drive
                         Palm Desert, California 92260
                    (Name and address of agent for service)

                                (619) 340-0098
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                          Proposed Maximum    Proposed Maximum
Title of securities    Amount to be       Offering price      aggregate offering    Amount of
to be registered       registered (1)     per share           price                 registration fee
-----------------------------------------------------------------------------------------------------
Common Stock
($.01 per share)...... 150,000 shares      $  15.0625   (2)    $ 2,259,375.00
Common Stock
($.01 per share)......  15,000 shares      $  15.9375   (2)    $   239,062.50
Common Stock
($.01 per share)......  10,000 shares      $  21.2500   (2)    $   212,500.00
Common Stock
($.01 per share)...... 575,000 shares (3)  $  23.1875   (4)    $13,332,812.00
                       --------------                           -------------
        Total          750,000 shares                          $16,379,749.50         $5,649.00
-----------------------------------------------------------------------------------------------------

(1) Plus, in accordance with Rule 416, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the plan.
(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the plan was calculated pursuant to Rule
     457(h) using the price at which such options may be exercised.
(3)  Issuable upon grant under the plan.
(4) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on October 5, 1995.

     This Registration Statement is being filed to register an additional 750,000 shares of Common Stock of United States Filter Corporation (the "Company") as a result of an increase of 750,000 shares in the number of shares issuable under the Company's 1991 Employee Stock Option Plan. The contents of the Company's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 8, 1992, December 31, 1992, December 23, 1993 and February 22, 1995 (Registration No. 33-49382, Registration No. 33-56744, Registration No. 33-73542 and Registration No. 33-89662, respectively) are hereby incorporated herein by reference.

                                    PART II


Exhibits:


     4.0) United States Filter Corporation 1991 Employee Stock Option Plan, as amended, (filed with the Commission July 8, 1992 as Exhibit 4.2 to the Company's Registration Statement on Form S-8, Reg. No. 33-49382 and incorporated by reference).

     4.1) Second Amendment to United States Filter Corporation 1991 Employee Stock Option Plan (filed with the Commission December 31, 1992 as
            Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-56744 and incorporated by reference).

     4.2) Third, Fourth and Fifth Amendments to United States Filter Corporation 1991 Employee Stock Option Plan (filed with the Commission December 23, 1993 as Exhibits 4.1, 4.2 and 4.3 to the Company's Registration Statement on form S-8, Reg. No. 33-73542 and incorporated by reference).

     4.4) Sixth Amendment dated June 9, 1994 to United States Filter Corporation 1991 Employee Stock Option Plan (filed with the Commission February 22, 1995 as Exhibit 4.4 to the Company's Registration Statement on Form S-8, Reg. No. 33-89662 and incorporated by reference).


     4.5) Seventh Amendment dated November 7, 1994 to United States Filter Corporation 1991 Employee Stock Option Plan.


     4.6) Eighth Amendment dated June 9, 1995 to United States Filter Corporation 1991 Employee Stock Option Plan.


     5.0) Opinion of Donald L. Bergmann, Esq. regarding the legality of the securities registered hereunder.


     23.1)  Consent of KPMG Peat Marwick LLP (included on signature page).


     23.2)  Consent of Donald L. Bergmann, Esq. (included in Exhibit 5).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on October 6, 1995.

                                    UNITED STATES FILTER CORPORATION



                                    By: /s/ RICHARD J. HECKMANN
                                        ______________________________________
                                          Richard J. Heckmann
                                          President and Chief Executive Officer


     KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Richard J. Heckmann and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact- and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the following Power of Attorney have been signed by the following persons in the capacities and on the date indicated:

      Signature                       Title                           Date
      ---------                       -----                           ----

    RICHARD J. HECKMANN
__________________________     Chairman of the Board, President  October 6, 1995
    Richard J. Heckmann        and Chief Executive Officer



/s/ KEVIN L. SPENCE
__________________________     Chief Financial Officer           October 6, 1995
    Kevin L. Spence            (Principal Accounting Officer)

      Signature                       Title                          Date
      ---------                       -----                          ----


/S/ Michael J. Reardon
__________________________          Director                  October 6, 1995
    MICHAEL J. REARDON



/S/ TIM L. TRAFF
__________________________          Director                  October 6, 1995
    Tim L. Traff



/S/ JAMES R. BULLOCK
__________________________          Director                  October 6, 1995
    James R. Bullock



/S/ JAMES E. CLARK
__________________________          Director                  October 6, 1995
    James E. Clark



/S/ JOHN L. DIEDERICH
__________________________          Director                  October 6, 1995
    John L. Diederich



/S/ J. ATWOOD IVES
__________________________          Director                  October 6, 1995
    J. Atwood Ives



/S/ ARTHUR B. LAFFER
__________________________          Director                  October 6, 1995
    Arthur B. Laffer



/S/ ALFRED E. OSBORNE, JR.
__________________________          Director                  October 6, 1995
    Alfred E. Osborne, Jr.



/S/ C. HOWARD WILKINS, JR.
__________________________          Director                  October 6, 1995
    C. Howard Wilkins, Jr.

                             Accountants' Consent
                             --------------------



To the Board of Directors and Shareholders
United States Filter Corporation:


We consent to incorporation by reference in the Registration Statement on Form S-8 of United States Filter Corporation of our report dated June 1, 1995 relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended March 31, 1995, which report appears in the March 31, 1995 annual report on Form 10-K of United States Filter Corporation.



                                             KPMG Peat Marwick LLP

Orange County, California

October 6, 1995

                                 EXHIBIT INDEX

Exhibit                                                               Sequential
Number                Exhibit Description                             Page Number
------                -------------------                             -----------

4.0       United States Filter Corporation 1991 Employee Stock
          Option Plan, as amended. (filed with the Commission
          July 1992 as Exhibits 4.2 and 4.3 to the Company's
          Registration Statement on Form S-8, Reg. No. 33-49382
          and incorporated by reference).................................     n/a


4.1       Second Amendment to United States Filter Corporation
          1991 Employee Stock Option Plan................................     n/a


4.2       Third, Fourth and Fifth Amendments to United States
          Filter Corporation 1991 Employee Stock Option Plan.............     n/a


4.4       Sixth Amendment dated June 9, 1994 to United States
          Filter Corporation 1991 Employee Stock Option Plan.............     n/a


4.5       Seventh Amendment dated November 7, 1994 to United
          States Filter Corporation 1991 Employee Stock Option Plan......


4.6       Eighth Amendment dated June 9, 1995 to United
          States Filter Corporation 1991 Employee Stock Option Plan......


5.0       Opinion of Donald L. Bergmann regarding the legality of
          the securities registered......................................


23.1      Consent of KPMG Peat Marwick LLP
          (included on signature page)...................................     n/a


23.2      Consent of Donald L. Bergmann (included in Exhibit 5)..........     n/a